EXHIBIT 10.3
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) dated January 1, 2018, to the Amended and Restated Employment Agreement, dated as of October 1, 2014 (as amended November 11, 2015, the “Agreement”), between Arch Capital Group Ltd., a Bermuda corporation (the “Company”), and Constantine Iordanou (the “Executive”).
WHEREAS, the Company and the Executive wish to amend the Agreement as set forth herein; and
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:
Effective for taxable years beginning on or after January 1, 2018, Section 4.03(e) of the Agreement shall be deleted in its entirety.
Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms, and all questions concerning the construction, validity and interpretation of this Amendment and the Agreement shall be construed and governed in accordance with the laws of Florida, without reference to the principles of conflict of laws thereof.
This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

Arch Capital Group Ltd.

By:	/s/ Marc Grandisson
Printed Name: Marc Grandisson
Title: President and Chief Executive Officer

By:	/s/ Constantine Iordanou
Constantine Iordanou